UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) July 20, 2005



                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)



         STATE OF DELAWARE                  1-143           38-0572515
         -----------------                  -----           ----------
     (State or other jurisdiction of     (Commission     (I.R.S. Employer
     Incorporation or Organization)      File Number)   Identification No.)

     300 Renaissance Center,                              48265-3000
     Detroit, Michigan                                     (Zip Code)
     ----------------------------------------------------------------------
                    (Address of Principal Executive Offices)



        Registrant's telephone number, including area code (313) 556-5000
                                                           --------------








================================================================================

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITIONS

On July 20, 2005, a news release was issued on the subject of second quarter consolidated earnings for General Motors Corporation (GM). The news release did not include certain financial statements, related footnotes and certain other financial information that will be filed with the Securities and Exchange Commission as part of GM's Quarterly Report on Form 10-Q. The following is the second quarter earnings release for GM.


GM Reports Second-Quarter Financial Results
      - Adjusted loss $0.56 per share, reported loss $0.51 per share
      - GM North America posts loss, all other operating units profitable
      - Global market share 15.2 percent, up 0.5 point

DETROIT - General Motors Corp. (NYSE: GM) today reported a loss of $318 million, or $0.56 per diluted share, in the second quarter of 2005, excluding special items and a tax-rate adjustment. These results compare with net income of $1.4 billion, or $2.42 per share, in the second quarter of 2004. Revenue was $48.5 billion, compared with $49.3 billion a year ago.

For the second quarter of 2005, GM reported a loss of $286 million, or $0.51 per share, including special items. The special items include a $126-million restructuring charge at GM Europe, and recognition of the recurring tax benefits above those reflected in the 15-percent rate used in GM's adjusted earnings. These items had a net favorable effect of $32 million, or $0.05 per share.

"Our second-quarter results reflect a mix of some important pluses and minuses," GM Chairman and Chief Executive Officer Rick Wagoner said. "On the positive side, sales were up in all regions and global market share increased as our new cars and trucks continued to gain traction and show strong customer acceptance. In addition, financial results were positive in four of our operating units, with GMAC and GM Latin America/Africa/Mid-East continuing their recent favorable performance and GM Europe and GM Asia Pacific showing significant improvement from the first quarter.

"But, importantly, on the minus side, GM North America's financial performance continued to be very disappointing. While the results reflect a significant reduction in U.S. dealer inventory, with second-quarter inventories down 349,000 units from mid-year 2004 and 224,000 units from the first quarter of 2005, they also re-emphasize the need for us to significantly improve our cost structure in all major areas - material costs, productivity, capacity utilization and especially health care."

GM financial results described throughout the remainder of this release exclude special items unless otherwise noted. See Highlights for reconciliation of adjusted results to results based on Generally Accepted Accounting Principles
(GAAP).

                            GM Automotive Operations

GM's global-automotive operations reported a loss of $948 million in the second quarter of 2005, as profitable results in Europe, Asia and the Latin American/Mid-East region were more than offset by losses in North America. GM's global-automotive operations earned $579 million in the prior-year period. GM's global market share rose to 15.2 percent in the second quarter of 2005, compared with 14.7 percent in the year-ago period, and worldwide deliveries were up more than 10 percent.

GM North America (GMNA) reported a loss of $1.2 billion in the second quarter of 2005, compared with earnings of $355 million in the second quarter of 2004. GM's market share in North America rose to 27.3 percent in the second quarter of 2005, up from 26.2 percent in the year-ago quarter.

GMNA's second-quarter 2005 results were adversely affected by lower production volumes - down 142,000 units from the year-ago quarter, a less favorable product mix and increased health-care costs. Sales were up as a result of improved acceptance of new products and highly successful marketing programs. The combination of lower production and stronger sales helped to significantly reduce U.S. dealer inventories during the quarter to just over 1 million vehicles.

"The inventory reduction in the second quarter is a real positive," Wagoner said. "That, plus the strong sales of our new products like the Chevrolet Cobalt and the Hummer H3 and the favorable results of the recent J.D. Power Initial Quality and Vehicle Dependability reports, are indicators that our intense focus on product excellence is paying dividends. We also continue to progress in the re-tooling of our sales and marketing strategy, including the successful value-based consumer marketing program in June.

"Where we are not yet making the progress we need is on the cost side of the business. With the intense competitive conditions and pricing pressures continuing in the North American market, it's clear that we need to move faster in implementing the key cost reduction strategies that I outlined at our recent Annual Meeting -- re-energizing our global sourcing efforts, improving U.S. capacity utilization and achieving fully competitive productivity levels," Wagoner said. "Finally, our health-care cost situation remains an extreme burden on our ability to compete; we continue to work intensely on solutions to this crisis with our labor unions."

GM Europe (GME) reported earnings of $37 million in the second quarter of 2005, compared with a loss of $45 million in the year-ago quarter. These results reflect continued improvement in cost reduction and the favorable effects of the company's restructuring efforts. GM's market share in Europe was 9.7 percent in the second quarter of 2005, unchanged from the year-ago period.

"We're pleased to achieve our first profitable quarter in five years in Europe, excluding restructuring costs, as GM Europe continues to make significant progress in its turnaround plan," Wagoner said. "The Opel/Vauxhall Astra remains a strong contributor to our overall results in Europe, and we're encouraged by the positive reviews of the new Zafira. We still have work to do in Europe to achieve sustainable profitability, but the improved results so far this year indicate we're on the right track."

GM Asia Pacific (GMAP) earned $176 million in the second quarter of 2005, up significantly from the $60 million in the first quarter of this year, but below the $259 million earned in the year-ago quarter. GM's market share in the Asia-Pacific region rose to 6.3 percent in the second quarter from 5.6 percent a year ago, led by gains in China and Thailand. GM continues to turn in a solid performance in China with sales growing 37 percent in the second quarter, compared with an overall industry average of 17 percent. GM's market share in China rose to 11.4 percent in the second quarter of 2005, up from 9.8 percent in the year-ago period.

"Our performance in China continues to be encouraging, especially considering our modest presence there just a few years ago," Wagoner said. "Going forward, we intend to capitalize on our momentum in China and take full advantage of the opportunities presented by this large and rapidly growing market. With the rollout of additional new vehicles in the second half of the year and the strength of our current lineup, we anticipate double-digit sales growth to continue in the second half of 2005."

GM Daewoo Auto and Technology Co. delivered strong results in the second quarter of 2005, with sales gains in both the domestic and international markets. During the quarter GM increased its stake in GM Daewoo to 50.9 percent from 48.2 percent. As a result, GM has begun to consolidate GM Daewoo's financial results.

"GM Daewoo has rapidly become a valuable contributor to the GM family, particularly with its growing role in GM product programs in the Asia Pacific region and around the world," Wagoner said. "Our increased investment is consistent with our strategy to further develop GM Daewoo as a major player in our global product development system."

GM Latin America/Africa/Mid-East (GMLAAM) earned $33 million in the second quarter of 2005, compared with net income of $10 million a year ago. The latest results reflect higher sales volumes in most markets and continued progress on cost reduction. GM's market share in the LAAM region rose to 18.3 percent in the second quarter of 2005 from 17.1 percent a year ago.

"We're pleased with the overall results in the region, and particularly our performance in the Mid-East and African areas, where GM's market share was up
2.8 percentage points in the second quarter of 2005," Wagoner said.

                                      GMAC

General Motors Acceptance Corp. (GMAC) reported net income of $816 million in the second quarter of 2005, compared with $846 million in the second quarter of 2004, as lower earnings from financing operations were partially offset by increased earnings from mortgage and insurance operations.

"GMAC once again reported impressive earnings despite a difficult funding environment and lower credit ratings," Wagoner said. "During the quarter, Residential Capital Corp., the newly formed holding company for GMAC's residential mortgage businesses, successfully completed its first global funding, raising $4 billion in a private placement. Our ongoing objective for GMAC is to ensure access to ample liquidity on a cost-competitive basis, while maintaining and building the extensive mutual synergies between GMAC and GM."

GMAC's financing operations earned $378 million in the second quarter of 2005, down from $452 million a year ago, reflecting lower net interest margins that were partially offset by improved used vehicle prices and favorable credit experience.

Mortgage operations earned $338 million in the second quarter of 2005, up from the $319 million in the second quarter of 2004. GMAC's mortgage operations benefited from gains on its investment portfolio and favorable net servicing results. This was partially offset by increased borrowing costs and lower gains on sales of loans.

Insurance operations reported earnings of $100 million in the second quarter of 2005, up from the $75 million in the second quarter of 2004. Continued improvement in net underwriting revenue due to favorable loss experience contributed to the increase in earnings quarter over quarter.

GMAC continued to maintain adequate liquidity, with a total of $22.2 billion in cash and certain marketable securities as of June 30, 2005. GMAC also provided a significant source of cash flow to GM through the payment of a $500 million dividend in the second quarter, bringing total dividends paid to date in 2005 to $1 billion.

                               Cash and Liquidity

Cash, marketable securities, and readily available assets of the Voluntary Employees' Beneficiary Association (VEBA) trust, excluding financing and insurance operations, totaled $20.2 billion at June 30, 2005, up from $19.8 billion on March 31, 2005. During the second quarter, GM withdrew $1 billion from the VEBA trust to pay for retiree health care. On July 1, 2005, GM withdrew an additional $1 billion from the VEBA.

                                      # # #

In this press release and related comments by General Motors management, our use of the words "expect," "anticipate," "estimate," "project," "forecast," "outlook," "target," "objective," "plan," "goal," "pursue," "on track," and similar expressions is intended to identify forward-looking statements. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, actual results may differ materially due to numerous important factors that are described in GM's most recent report on SEC Form 10-K (at page II-20) which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following: changes in economic conditions; currency-exchange rates or political stability; shortages of fuel, labor strikes or work stoppages; market acceptance of the corporation's new products; significant changes in the competitive environment; changes in laws, regulations and tax rates; and, the ability of the corporation to achieve reductions in cost and employment levels to realize production efficiencies and implement capital expenditures at levels and times planned by management.

                           General Motors Corporation
                        List of Special Items - After Tax
                 (dollars in millions except per share amounts)
                                   (unaudited)

     Management believes that the adjusted information set forth herein is useful to investors as it represents how Management views the results of operations and cash of the Corporation and, therefore, is the basis on which internal evaluation metrics are determined. The internal evaluation metrics are those used by the Corporation's Board of Directors to evaluate Management.


                                   Three Months Ended     Year to Date
                                     June 30, 2005       June 30, 2005
                                    ---------------      --------------
                                     Net       $1-2/3     Net      $1-2/3
                                    Income      EPS      Income     EPS
                                    ------     -----     ------    -----
     REPORTED
     --------
     Net income                     $(286)   $(0.51)   $(1,390)   $(2.46)
                                      ===      ====      =====      ====
     ADJUSTMENTS
     -----------
     Salaried Attrition Program (A)                        148      0.26
     Plant and Facility
      Impairments (B)                                       84      0.15
     GME Restructuring Charge (C)     126      0.22        548      0.97
     Tax Items (D)                   (158)    (0.27)      (547)    (0.97)
                                      ---      ----        ---      ----
     Subtotal                         (32)    (0.05)       233      0.41

     ADJUSTED
     --------
                                      ---      ----      -----      ----
     Adjusted Income                $(318)   $(0.56)   $(1,157)   $(2.05)
                                      ===      ====      =====      ====
(A) Salaried Attrition Program relates to voluntary early retirement and other separation programs in the U.S. in the first quarter of 2005.
(B) Plant and Facility Impairments relates to the first quarter 2005 write-down to fair market value of various plant assets in connection with the cessation of production at the Lansing assembly plant.
(C) In the fourth quarter of 2004, GM Europe announced a restructuring plan targeting a reduction in annual structural costs of an estimated $600 million by 2006. A total reduction of 12,000 employees, including 10,000 in Germany, from 2005-2007 through separation programs, early retirements, and selected outsourcing initiatives is expected. The restructuring charge of $126 million in the second quarter of 2005 relates to approximately 500 additional separations in the second quarter, as well as those charges related to previous separations that are required to be amortized over future periods. The year-to-date charge of $548 million also includes a separation cost of $422 million in the first quarter of 2005, which related to approximately 5,650 people. The Corporation's plan is on track and anticipates further separations and associated charges in the remaining two quarters of 2005 and into 2006 and 2007. The amount of such future separation charges will be recognized in the respective periods, and will depend both on the type of separations and associated workforce demographics.
(D) Tax Items relate to tax benefits (including the Medicare Part D benefit in the U.S), in excess of GM's previously communicated annual effective tax rate of 15%, which do not vary with the level of pre-tax income. Adjusted loss reflects an effective tax rate of 15%.

                           General Motors Corporation
                        List of Special Items - After Tax
                 (dollars in millions except per share amounts)
                                   (unaudited)


                                       Restated             Restated
                                   Three Months Ended     Year to Date
                                     June 30, 2004       June 30, 2004
                                    ---------------      --------------
                                     Net                  Net
                                    Income      EPS      Income     EPS
                                    ------     -----     ------    -----

     REPORTED
     --------
     Net income                    $1,377     $2.42     $2,585     $4.54
                                    =====      ====      =====      ====

     There were no special items in the three or six months ended June 30, 2004.

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (unaudited)

                                    Second Quarter        Year to Date
                                    --------------       --------------
                                             Restated            Restated
                                    2005       2004      2005      2004
                                    ----       ----      ----      ----
     (dollars in millions except per share amounts)
     Total net sales and
      revenues                    $48,512   $49,254    $94,285   $97,084
      Adjusted                    $48,512   $49,254    $94,285   $97,084
     Net income (loss)              $(286)   $1,377    $(1,390)   $2,585
      Adjusted                      $(318)   $1,377    $(1,157)   $2,585
     Net margin
      (Net income / Total net
        sales and revenues)          (0.6)%     2.8%      (1.5)%     2.7%
      Adjusted                       (0.7)%     2.8%      (1.2)%     2.7%
     Earnings (losses) per share
      - basic
      $1-2/3 par value             $(0.51)    $2.44     $(2.46)    $4.58
     Earnings (losses) per share
      - diluted
      $1-2/3 par value             $(0.51)    $2.42     $(2.46)    $4.54
     Earnings (losses) per share
      - adjusted diluted
      $1-2/3 par value             $(0.56)(1) $2.42     $(2.05)    $4.54
     GM $1-2/3 par value average
      shares outstanding (Mil's)
      Basic shares                    565       565        565       564
      Diluted shares                  565       568        565       569
     Cash dividends per share
      of common stocks
      GM $1-2/3 par value           $0.50     $0.50      $1.00     $1.00


     See reconciliation of adjusted financial results on pages 9 - 14 and footnotes on page 17.

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (unaudited)

                                    Second Quarter        Year to Date
                                    --------------       --------------
                                    2005       2004      2005      2004
                                    ----       ----      ----      ----

     Book value per share of
      common stocks at June 30
      GM $1-2/3 par value          $44.30    $49.11

     Auto & Other total cash
      & marketable securities
      at June 30 ($Bil's)           $16.0     $21.5
      Readily-available assets
        in VEBA                      $4.2(2)   $3.5
                                     ----      ----
      Total Auto & Other cash
        & marketable securities
        plus readily-available
        assets in VEBA              $20.2     $25.0
                                     ====      ====

     Auto & Other Operations
      ($Mil's)
      Depreciation                 $1,292    $1,441     $2,562    $2,589
      Amortization of special
        tools                         803       774      1,619     1,500
      Amortization of intangible
        assets                         13         9         23        16
                                    -----     -----      -----     -----
        Total                      $2,108    $2,224     $4,204    $4,105
                                    =====     =====      =====     =====

     GM's share of nonconsolidated
      affiliates' net income (loss)
      ($Mil's)
      Italy                           $11       $11        $32      $29
      Japan                           $45       $53        $95     $159
      China                           $99      $148       $132     $310
      South Korea                     $25       $15*       $17        $7*

   * Restated; previously reported amounts for the second quarter and year-to-date 2004 were $(8) and $(16), respectively.

     See footnotes on page 17.

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (unaudited)

                                         Second Quarter
                                          2005 and 2004
                                         --------------

     (dollars in millions) Reported      Special Items      Adjusted
                           --------      -------------      --------
                              Restated                         Restated
                        2005     2004    2005     2004   2005     2004
                        ----     ----    ----     ----   ----     ----
     Total net sales
      and revenues
     GMNA             $27,125  $29,429    $ -     $ -  $27,125   $29,429
     GME                8,463    8,094      -       -    8,463     8,094
     GMLAAM             2,935    1,909      -       -    2,935     1,909
     GMAP               1,922    1,693      -       -    1,922     1,693
                       ------   ------     --      --   ------    ------
      Total GMA        40,445   41,125      -       -   40,445    41,125
     Other(3)            (267)      77      -       -     (267)       77
                       ------   ------     --      --   ------    ------
     Total Auto &
      Other            40,178   41,202      -       -   40,178    41,202
                       ------   ------     --      --   ------    ------
     GMAC               8,363    7,703      -       -    8,363     7,703
     Other Financing(3)   (29)     349      -       -      (29)      349
                       ------   ------     --      --   ------    ------
      Total FIO         8,334    8,052      -       -    8,334     8,052
                       ------   ------     --      --   ------    ------
     Total net sales
      and revenues    $48,512  $49,254    $ -     $ -  $48,512   $49,254
                       ======   ======     ==      ==   ======    ======

     Income (loss)
      before income
      taxes, equity
      income, and
      minority interests
     GMNA             $(1,414)    $444    $ -     $ -  $(1,414)     $444
     GME                 (159)     (96)   186       -       27       (96)
     GMLAAM                52       11      -       -       52        11
     GMAP                   -       33      -       -        -        33
                        -----    -----    ---      --    -----       ---
      Total GMA        (1,521)     392    186       -   (1,335)      392
     Other               (440)    (248)     -       -     (440)     (248)
                        -----    -----    ---      --    -----       ---
      Total Auto &
        Other          (1,961)     144    186       -   (1,775)      144
                        -----    -----    ---      --    -----     -----
     GMAC               1,212    1,346      -       -    1,212     1,346
     Other Financing      (15)     (24)     -       -      (15)      (24)
                        -----    -----    ---      --    -----     -----
      Total FIO         1,197    1,322      -       -    1,197     1,322
                        -----    -----    ---      --    -----     -----
     Total income (loss)
      before income
      taxes, equity
      income, and
      minority
      interests         $(764)  $1,466   $186     $ -    $(578)   $1,466
                          ===    =====    ===      ==      ===     =====

     See footnotes on page 17.

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (unaudited)

                                 Second Quarter
                                  2005 and 2004
                                 --------------

     (dollars in millions) Reported      Special Items      Adjusted
                           --------      -------------      --------
                              Restated                         Restated
                        2005     2004    2005     2004   2005     2004
                        ----     ----    ----     ----   ----     ----
     Net income (loss)
     GMNA             $(1,194)    $355    $ -     $ -  $(1,194)     $355
     GME                  (89)     (45)   126       -       37       (45)
     GMLAAM                33       10      -       -       33        10
     GMAP                 176      259      -       -      176       259
                          ---      ---     --      --      ---       ---
      Total GMA        (1,074)     579    126       -     (948)      579
     Other                (20)     (34)  (158)      -     (178)      (34)
                          ---      ---    ---      --      ---       ---
      Total Auto &
        Other          (1,094)     545    (32)      -   (1,126)      545
                        -----      ---     --      --    -----       ---
     GMAC                 816      846      -       -      816       846
     Other Financing       (8)     (14)      -      -       (8)      (14)
                          ---      ---     --      --      ---       ---
      Total FIO           808      832      -       -      808       832
                          ---    -----     --      --      ---     -----
     Net income (loss)  $(286)  $1,377  $ (32)    $ -    $(318)   $1,377
                          ===    =====     ==      ==      ===     =====

     Income tax expense
      (benefit)
     GMNA               $(244)     $67      -       -    $(244)      $67
     GME                  (50)     (36)    60       -       10       (36)
     GMLAAM                21       (2)     -       -       21        (2)
     GMAP                  (4)      (1)     -       -       (4)       (1)
                          ---      ---     --      --      ---       ---
      Total GMA          (277)      28     60       -     (217)       28
     Other               (417)    (216)   158       -     (259)     (216)
                          ---      ---    ---      --      ---       ---
      Total Auto &
        Other            (694)    (188)   218       -     (476)     (188)
                          ---      ---     --      --      ---       ---
     GMAC                 396      500      -       -      396       500
     Other Financing       (7)     (10)     -       -       (7)      (10)
                          ---      ---    ---      --      ---       ---
      Total FIO           389      490      -       -      389       490
                          ---      ---    ---      --      ---       ---
     Income tax expense
      (benefit)         $(305)    $302   $218     $ -     $(87)     $302
                          ===      ===    ===      ==      ===       ===

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (unaudited)

                                 Second Quarter
                                  2005 and 2004
                                 --------------

     (dollars in millions) Reported      Special Items      Adjusted
                           --------      -------------      --------
                              Restated                         Restated
                        2005     2004    2005     2004   2005     2004
                        ----     ----    ----     ----   ----     ----
     Effective tax rate
     Total GM Corp.      40%      21%     117%      -     15%      21%
     GMNA                17%      15%       -       -     17%      15%
     GME                 31%      38%      32%      -     37%      38%
     GMAC                33%      37%       -       -     33%      37%


     Equity income (loss)
      and minority interests
     GMNA              $(24)    $(22)     $ -     $ -   $(24)    $(22)
     GME                 20       15        -       -     20       15
     GMLAAM               2       (3)       -       -      2       (3)
     GMAP               172      225        -       -    172      225
                        ---      ---       --      --    ---      ---
     Total GMA         $170     $215      $ -     $ -   $170     $215
                        ===      ===       ==      ==    ===      ===

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (unaudited)

                                  Year to Date
                                  2005 and 2004
                                 --------------

     (dollars in millions) Reported      Special Items      Adjusted
                           --------      -------------      --------
                              Restated                         Restated
                        2005     2004    2005     2004   2005     2004
                        ----     ----    ----     ----   ----     ----
     Total net sales
      and revenues
     GMNA             $52,503  $58,532    $ -     $ -  $52,503   $58,532
     GME               16,420   15,637      -       -   16,420    15,637
     GMLAAM             5,234    3,742      -       -    5,234     3,742
     GMAP               3,616    3,292      -       -    3,616     3,292
                       ------   ------     --      --   ------    ------
      Total GMA        77,773   81,203      -       -   77,773    81,203
     Other               (292)     136      -       -     (292)      136
                       ------   ------     --      --   ------    ------
     Total Auto &
      Other            77,481   81,339      -       -   77,481    81,339
                       ------   ------     --      --   ------    ------
     GMAC              16,584   15,273      -       -   16,584    15,273
     Other Financing      220      472      -       -      220       472
                       ------   ------     --      --   ------    ------
      Total FIO        16,804   15,745      -       -   16,804    15,745
                       ------   ------     --      --   ------    ------
     Total net sales
      and revenues    $94,285  $97,084    $ -     $ -  $94,285   $97,084
                       ======   ======     ==      ==   ======    ======

     Income (loss)
      before income
      taxes, equity
      income, and
      minority interests
     GMNA             $(3,337)  $1,019  $ 357     $ -  $(2,980)   $1,019
     GME               (1,034)    (319)   857       -     (177)     (319)
     GMLAAM               119       19      -       -      119        19
     GMAP                 (36)      46      -       -      (36)       46
                        -----      ---  -----      --    -----       ---
      Total GMA        (4,288)     765  1,214       -   (3,074)      765
     Other               (885)    (568)    13       -     (872)     (568)
                        -----      ---  -----      --    -----       ---
      Total Auto &
        Other          (5,173)     197  1,227       -   (3,946)      197
                        -----    -----  -----      --    -----     -----
     GMAC               2,318    2,558      -       -    2,318     2,558
     Other Financing      (17)     (25)     -       -      (17)      (25)
                        -----    -----  -----      --    -----     -----
      Total FIO         2,301    2,533      -       -    2,301     2,533
                        -----    -----  -----      --    -----     -----
     Total income (loss)
      before income
      taxes, equity
      income, and
      minority
      interests       $(2,872)  $2,730 $1,227     $ -  $(1,645)   $2,730
                        =====    =====  =====      ==    =====     =====

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (unaudited)

                                  Year to Date
                                  2005 and 2004
                                 --------------

     (dollars in millions) Reported      Special Items      Adjusted
                           --------      -------------      --------
                              Restated                         Restated
                        2005     2004    2005     2004   2005     2004
                        ----     ----    ----     ----   ----     ----
     Net income (loss)
     GMNA             $(2,754)    $756  $ 224     $ -  $(2,530)     $756
     GME                 (614)    (161)   548       -      (66)     (161)
     GMLAAM                79       11      -       -       79        11
     GMAP                 236      534      -       -      236       534
                        -----    -----    ---      --    -----     -----
      Total GMA        (3,053)   1,140    772       -   (2,281)    1,140
     Other                126     (151)  (539)      -     (413)     (151)
                        -----      ---    ---      --    -----       ---
      Total Auto &
        Other          (2,927)     989    233       -   (2,694)      989
                        -----    -----    ---      --    -----       ---
     GMAC               1,544    1,610      -       -    1,544     1,610
     Other Financing       (7)     (14)     -       -       (7)      (14)
                        -----    -----    ---      --    -----     -----
      Total FIO         1,537    1,596      -       -    1,537     1,596
                        -----    -----    ---      --    -----     -----
     Net income (loss)$(1,390)  $2,585  $ 233     $ -  $(1,157)   $2,585
                        =====    =====    ===      ==    =====     =====

     Income tax expense
      (benefit)
     GMNA               $(648)    $208  $ 133     $ -    $(515)     $208
     GME                 (377)    (121)   309       -      (68)     (121)
     GMLAAM                43        3      -       -       43         3
     GMAP                 (17)       5      -       -      (17)        5
                          ---       --    ---      --      ---       ---
      Total GMA          (999)      95    442       -     (557)       95
     Other             (1,002)    (420)   552       -     (450)     (420)
                        -----      ---    ---      --    -----       ---
      Total Auto &
        Other          (2,001)    (325)   994       -    1,007      (325)
                        -----      ---    ---      --    -----       ---
     GMAC                 771      946      -       -      771       946
     Other Financing      (10)     (11)     -       -      (10)      (11)
                          ---      ---     --      --      ---       ---
      Total FIO           761      935      -       -      761       935
                        -----      ---    ---      --      ---       ---
     Income tax expense
      (benefit)       $(1,240)    $610   $994     $ -    $(246)     $610
                        =====      ===    ===      ==      ===       ===

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (unaudited)

                                  Year to Date
                                  2005 and 2004
                                 --------------

     (dollars in millions) Reported      Special Items      Adjusted
                           --------      -------------      --------
                              Restated                         Restated
                        2005     2004    2005     2004   2005     2004
                        ----     ----    ----     ----   ----     ----
     Effective tax rate
     Total GM Corp.      43%      22%      81%      -     15%      22%
     GMNA                19%      20%      37%      -     17%      20%
     GME                 36%      38%      36%      -     38%      38%
     GMAC                33%      37%       -       -     33%      37%


     Equity income (loss)
      and minority interests
     GMNA              $(65)    $(55)     $ -     $ -   $(65)    $(55)
     GME                 43       37        -       -     43       37
     GMLAAM               3       (5)       -       -      3       (5)
     GMAP               255      493        -       -    255      493
                        ---      ---       --      --    ---      ---
     Total GMA         $236     $470      $ -     $ -   $236     $470
                        ===      ===       ==      ==    ===      ===

                           General Motors Corporation
                              Operating Statistics

                                    Second Quarter        Year to Date
                                    --------------       --------------
                                    2005       2004      2005      2004
                                    ----       ----      ----      ----
     (units in thousands)
     Worldwide Production Volume
      GMNA - Cars                    458        543        928    1,068
      GMNA - Trucks                  789        846      1,502    1,666
                                   -----      -----      -----    -----
        Total GMNA                 1,247      1,389      2,430    2,734
      GME                            501        503      1,003      976
      GMLAAM                         196        172        381      331
      GMAP                           400        337        735      633
                                   -----      -----      -----    -----
        Total Worldwide            2,344      2,401      4,549    4,674
                                   =====      =====      =====    =====
     Vehicle Unit Deliveries
      Chevrolet - Cars               244        223        463      437
      Chevrolet - Trucks             549        489        946      876
      Pontiac                        114        135        214      256
      GMC                            185        153        308      283
      Buick                           88         84        149      162
      Oldsmobile                       1          7          1       24
      Saturn                          56         61        104      113
      Cadillac                        72         55        122      106
      Other                           28         22         45       39
                                   -----      -----      -----    -----
        Total United States        1,337      1,229      2,352    2,296
      Canada, Mexico, and Other      201        185        367      348
                                   -----      -----      -----    -----
        Total GMNA                 1,538      1,414      2,719    2,644
      GME                            549        539      1,063    1,040
      GMLAAM                         226        174        409      333
      GMAP                           281        226        513      450
                                   -----      -----      -----    -----
      Total Worldwide              2,594      2,353      4,704    4,467
                                   =====      =====      =====    =====
     Market Share
      United States - Cars          23.5%      23.5%      23.4%    24.6%
      United States - Trucks        31.3%      29.4%      29.4%    28.4%
        Total United States         27.9%      26.7%      26.7%    26.7%
      Total North America           27.3%      26.2%      26.4%    26.3%
      Total Europe                   9.7%       9.7%       9.7%     9.5%
      Total LAAM                    18.3%      17.1%      17.2%    16.6%
      Asia and Pacific               6.3%       5.6%       5.6%     5.2%
        Total Worldwide             15.2%      14.7%      14.3%    14.1%

      U.S. Retail/Fleet Mix
        % Fleet Sales - Cars        34.7%      37.6%      36.9%    37.7%
        % Fleet Sales - Trucks      17.2%      17.9%      17.6%    18.1%
         Total Vehicles             23.8%      25.7%      25.1%    26.1%

     GMNA Capacity Utilization
     (2 shift rated, annualized)    92.4%      91.1%      90.0%    90.6%

     GMNA Vehicle Revenue
      Per Unit                   $18,811    $18,801

                           General Motors Corporation
                              Operating Statistics

                                      Second Quarter         Year to Date
                                      --------------        --------------
                                      2005        2004      2005     2004
                                      ----        ----      ----     ----
     GMAC's Worldwide Cost of
      Borrowing (4)                    4.74%      3.60%      4.51%    3.61%
     Period End Debt Spreads Over
      U.S. Treasuries
       2 Year                           325 bp     130 bp
       5 Year                           485 bp     195 bp
      10 Year                           480 bp     230 bp

     GMAC cash reserve balance
      ($Bil's) (5)                    $22.2      $16.6

     GMAC Automotive Finance
      Operations Consumer
        credit (North America)
      Net charge-offs as a % of
        managed receivables            0.90%      0.99%      0.93%    1.11%
      Retail contracts 30 days
        delinquent - % of average
        number of contracts
        outstanding (6)                1.94%      1.97%      2.02%    2.02%
     Retail penetration (U.S. only)
     Total retail contract volume
      and lease as % of retail sales    37%         38%        44%      39%
     SmartLease and SmartBuy
      as % of retail sales              19%         14%        19%      14%
     Off-lease vehicle
      remarketing (U.S. only)
     Average net gain per vehicle    $1,261       $587     $1,223     $523
     Off-lease vehicles
      terminated (units in 000s)         84        114        156      232

     GMAC Mortgage Operations ($Bil's)
      Origination volume              $50.1      $48.1      $91.9    $83.7
      Mortgage servicing rights,
        net                            $3.8       $4.3
     GMAC Insurance Operations ($Mil's)
      Premium revenue written        $1,038       $989     $2,156   $2,046
      Investment portfolio
        market value                 $7,526     $6,460
      After-tax net unrealized
        capital gains                  $528       $408

      Worldwide Employment
      at June 30 (in 000's)
      United States Hourly              109        114
      United States Salary               36         39
                                        ---        ---
        Total United States             145        153
      Canada, Mexico, and Other          32         33
                                        ---        ---
      GMNA                              177        186
      GME                                58         62
      GMLAAM                             30         27
      GMAP                               14         14
      GMAC                               34         33
      Other                               4          5
                                        ---        ---
        Total                           317        327
                                        ===        ===

      Worldwide Payrolls ($Bil's)      $5.2       $5.5      $10.5    $11.0

     See footnoteson page 17.

                           General Motors Corporation


     Footnotes:
     ---------
     (1)  This amount is comparable to First Call analysts' consensus.
     (2) The increase in readily-available assets results from higher withdrawal capacity from the hourly VEBA trust due to increased other postretirement employee benefit payments, and the addition of withdrawal capacity from the salaried VEBA that was funded in 2004.
     (3) Other Operations and Other Financing include intercompany eliminations.
     (4) Calculated by dividing total interest expense (excluding mark to market adjustments) by total debt.
     (5) Balance at June 30, 2005 comprises $19.7 billion of cash and cash equivalents and $2.5 billion in marketable securities with maturities greater than 90 days. Balance at June 30, 2004 consisted entirely of cash and cash equivalents.
     (6)  Excludes accounts in bankruptcy.

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                    Three Months Ended       Six Months Ended
                                          June 30,                June 30,
                                    ------------------       ----------------
                                                (As                     (As
                                              restated)              restated)
                                    2005        2004        2005       2004
                                    ----        ----        ----       ----
                                  (dollars in millions except per share amounts)

     Total net sales and
       revenue                    $48,512     $49,254     $94,285    $97,084
                                   ------      ------      ------     ------
     Cost of sales and other
       expenses                    40,089      39,778      79,402     78,551
     Selling, general, and
       administrative expenses      5,475       5,171      10,364     10,180
     Interest expense               3,712       2,839       7,391      5,623
                                   ------      ------      ------     ------
       Total costs and expenses    49,276      47,788      97,157     94,354
                                   ------      ------      ------     ------
     Income (loss) before income
       taxes, equity income
       and minority interests        (764)      1,466      (2,872)     2,730
     Income tax expense (benefit)    (305)        302      (1,240)       610
     Equity income (loss) and
       minority interests             173         213         242        465
                                      ---      ------      ------      -----
      Net income (loss)             $(286)     $1,377     $(1,390)    $2,585
                                      ===       =====       =====      =====

     Basic earnings (loss) per
       share  attributable to
       common stock                 $(0.51)      $2.44      $(2.46)     $4.58
                                      ====        ====        ====       ====

     Earnings (loss) per share
       attributable to
       common stock assuming
       dilution                    $(0.51)      $2.42      $(2.46)     $4.54
                                     ====        ====        ====       ====

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

        SUPPLEMENTAL INFORMATION TO THE CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                    Three Months Ended       Six Months Ended
                                          June 30,                June 30,
                                    ------------------       ----------------
                                                (As                     (As
                                              restated)              restated)
                                    2005        2004        2005       2004
                                    ----        ----        ----       ----
                                              (dollars in millions)

     AUTOMOTIVE AND OTHER
       OPERATIONS

     Total net sales and
       revenues                   $40,178     $41,202     $77,481    $81,339
                                   ------      ------      ------     ------
     Cost of sales and other
       expenses                    38,048      37,259      74,954     73,690
     Selling, general, and
       administrative expenses      3,320       3,144       6,157      6,167
                                   ------      ------      ------     ------
      Total costs and expenses     41,368      40,403      81,111     79,857
                                   ------      ------      ------     ------
     Interest expense                 671         596       1,356      1,158
     Net expense from
       transactions with
       Financing and Insurance
       Operations                     100          59         187        127
                                    -----         ---       -----        ---
     Income (loss) before income
       taxes, equity income, and
       minority interests          (1,961)        144      (5,173)       197
     Income tax (benefit)            (694)       (188)     (2,001)      (325)
     Equity income (loss) and
       minority interests             173         213         245        467
                                   ------         ---      ------        ---
       Net income (loss) -
         Automotive and
         Other Operations         $(1,094)       $545     $(2,927)      $989
                                    =====         ===       =====        ===

     FINANCING AND INSURANCE
       OPERATIONS

     Total revenues                $8,334      $8,052     $16,804    $15,745
                                    -----       -----      ------     ------
     Interest expense               3,041       2,243       6,035      4,465
     Depreciation and
       amortization expense         1,404       1,333       2,802      2,663
     Operating and other expenses   1,995       2,190       4,138      4,109
     Provisions for financing
       and insurance losses           797       1,023       1,715      2,102
                                    -----       -----      ------     ------
       Total costs and expenses     7,237       6,789      14,690     13,339
     Net income from
       transactions with
       Automotive and Other
       Operations                    (100)        (59)       (187)      (127)
                                   ------      ------      ------     ------
     Income before income taxes,
       equity income, and minority
       interests                    1,197       1,322       2,301      2,533
     Income tax expense               389         490         761        935
     Equity income (loss) and
       minority interests               -           -          (3)        (2)
                                    -----       -----       -----      -----

       Net income - Financing and
         Insurance Operations        $808        $832      $1,537     $1,596
                                      ===         ===       =====      =====

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                                                                         (As
                                                                      restated)
                                                  June 30,             June 30,
                                                   2005     Dec. 31,     2004
                                                (Unaudited)  2004    (Unaudited)
                                                ----------   ----   ----------
                       ASSETS                         (dollars in millions)

     Cash and cash equivalents                    $32,261   $35,993     $29,901
     Marketable securities                         23,013    21,737      20,816
                                                   ------    ------      ------
       Total cash and marketable securities        55,274    57,730      50,717
     Finance receivables - net                    178,137   199,600     192,023
     Loans held for sale                           26,903    19,934      17,393
     Accounts and notes receivable (less
       allowances)                                 18,465    21,236      16,989
     Inventories (less allowances)                 13,350    12,247      12,274
     Deferred income taxes                         27,640    26,241      27,379
     Net equipment on operating leases - (less
       accumulated  depreciation)                  36,076    34,214      32,321
     Equity in net assets of nonconsolidated
       affiliates                                   4,969     6,776       6,381
     Property - net                                40,325    39,020      37,578
     Intangible assets - net                        4,947     4,925       4,696
     Other assets                                  60,512    57,680      57,709
                                                  -------   -------     -------
      Total assets                               $466,598  $479,603    $455,460
                                                  =======   =======     =======

        LIABILITIES AND STOCKHOLDERS' EQUITY

     Accounts payable (principally trade)         $28,694   $28,830     $26,377
     Notes and loans payable                      283,621   300,279     277,027
     Postretirement benefits other than
       pensions                                    30,525    28,111      31,691
     Pensions                                       9,722     9,455       7,559
     Deferred income taxes                          6,657     7,078       8,101
     Accrued expenses and other liabilities        81,425    77,727      76,641
                                                  -------   -------     -------
       Total liabilities                          440,644   451,480     427,396
     Minority interests                               902       397         328
     Stockholders' equity
     $1-2/3 par value common stock
       (outstanding, 565,503,422;
       565,132,021; and 564,721,304 shares)           943       942         941
     Capital surplus (principally additional
       paid-in capital)                            15,255    15,241      15,181
     Retained earnings                             12,468    14,428      14,772
                                                   ------    ------      ------
        Subtotal                                   28,666    30,611      30,894
     Accumulated foreign currency translation
       adjustments                                 (1,645)   (1,194)     (1,685)
     Net unrealized gains (losses) on
       derivatives                                    331       589         369
     Net unrealized gains on securities               687       751         557
     Minimum pension liability adjustment          (2,987)   (3,031)     (2,399)
                                                  -------   -------     -------
        Accumulated other comprehensive loss       (3,614)   (2,885)     (3,158)
                                                  -------   -------     -------
            Total stockholders' equity             25,052    27,726      27,736
                                                  -------   -------     -------
     Total liabilities and stockholders' equity  $466,598  $479,603    $455,460
                                                  =======   =======     =======

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

           SUPPLEMENTAL INFORMATION TO THE CONSOLIDATED BALANCE SHEETS
                                                                         (As
                                                                      restated)
                                                  June 30,             June 30,
                                                    2005    Dec. 31,     2004
                                                (Unaudited)  2004    (Unaudited)
                                                ----------   ----   ----------
                       ASSETS                         (dollars in millions)
     Automotive and Other Operations
     Cash and cash equivalents                   $12,445    $13,148     $13,182
     Marketable securities                         3,629      6,655       8,319
                                                  ------     ------      ------
      Total cash and marketable securities        16,074     19,803      21,501
     Accounts and notes receivable (less
       allowances)                                 8,087      6,713       6,396
     Inventories (less allowances)                12,818     11,717      11,576
     Net equipment on operating leases - (less
       accumulated  depreciation)                  6,723      6,488       6,914
     Deferred income taxes and other current
       assets                                     10,570     10,794      10,876
                                                  ------     ------      ------
       Total current assets                       54,272     55,515      57,263
     Equity in net assets of nonconsolidated
       affiliates                                  4,969      6,776       6,381
     Property - net                               38,480     37,170      35,684
     Intangible assets - net                       1,658      1,599       1,412
     Deferred income taxes                        18,976     17,399      18,316
     Other assets                                 41,415     40,844      41,657
                                                 -------    -------     -------
       Total Automotive and Other Operations
         assets                                  159,770    159,303     160,713
     Financing and Insurance Operations
     Cash and cash equivalents                    19,816     22,845      16,719
     Investments in securities                    19,384     15,082      12,497
     Finance receivables - net                   178,137    199,600     192,023
     Loans held for sale                          26,903     19,934      17,393
     Net equipment on operating leases (less
       accumulated depreciation)                  29,353     27,726      25,407
     Other assets                                 33,235     35,113      30,708
     Net receivable from Automotive and Other
       Operations                                  2,846      2,426       2,004
                                                 -------    -------     -------
       Total Financing and Insurance Operations
         assets                                  309,674    322,726     296,751
                                                 -------    -------     -------

     Total assets                               $469,444    $482,029   $457,464
                                                 =======     =======    =======
        LIABILITIES AND STOCKHOLDERS' EQUITY

     Automotive and Other Operations
     Accounts payable (principally trade)        $25,361    $24,257     $23,084
     Loans payable                                 1,563      2,062       2,625
     Accrued expenses                             44,390     46,147      46,726
     Net payable to Financing and Insurance
       Operations                                  2,846      2,426       2,004
                                                 -------    -------      ------
       Total current liabilities                  74,160     74,892      74,439
     Long-term debt                               31,043     30,460      29,814
     Postretirement benefits other than
       pensions                                   25,815     23,406      27,721
     Pensions                                      9,629      9,371       7,489
     Other liabilities and deferred income
       taxes                                      15,946     15,657      15,467
                                                 -------    -------     -------
       Total Automotive and Other Operations
         liabilities                             156,593    153,786     154,930
     Financing and Insurance Operations
     Accounts payable                              3,333      4,573       3,293
     Debt                                        251,015    267,757     244,588
     Other liabilities and deferred income
       taxes                                      32,549     27,790      26,589
                                                 -------    -------     -------
       Total Financing and Insurance Operations
         liabilities                             286,897    300,120     274,470
                                                 -------    -------     -------
         Total liabilities                       443,490    453,906     429,400
     Minority interests                              902        397         328
         Total stockholders' equity               25,052      27,726     27,736
                                                 -------    -------     -------
     Total liabilities and stockholders' equity $469,444   $482,029    $457,464
                                                 =======    =======     =======

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                   Six Months Ended June 30,
                                                  --------------------------
                                                                 (As
                                                               restated)
                                                     2005        2004
                                                     ----        ----
                                                   (dollars in millions)

     Net cash provided by operating activities     $2,603        $803

     Cash flows from investing activities
     Expenditures for property                     (2,944)     (3,201)
     Investments in marketable securities -
       acquisitions                               (10,830)     (6,466)
     Investments in marketable securities -
       liquidations                                10,269       7,064
     Net originations and purchases of mortgage
       servicing rights                              (784)       (816)
     Increase in finance receivables               (5,970)    (17,800)
     Proceeds from sales of finance receivables    17,578       9,012
     Operating leases - acquisitions               (8,378)     (7,118)
     Operating leases - liquidations                3,258       3,992
     Investments in companies, net of cash
       acquired                                     1,355         (32)
     Other                                         (2,411)        982
                                                    -----      ------
     Net cash provided by investing activities      1,143     (14,383)

     Cash flows from financing activities
     Net increase in loans payable                 (8,411)      2,137
     Long-term debt - borrowings                   30,440      37,784
     Long-term debt - repayments                  (32,144)    (30,986)
     Cash dividends paid to stockholders             (570)       (564)
     Other                                          3,619       2,804
                                                    -----      ------
     Net cash provided by (used in) financing
       activities                                  (7,066)     11,175

     Effect of exchange rate changes on cash and
       cash equivalents                              (412)       (248)
                                                   ------      ------

     Net decrease in cash and cash equivalents     (3,732)     (2,653)
     Cash and cash equivalents at beginning of
       the period                                  35,993      32,554
                                                   ------      ------
     Cash and cash equivalents at end of the
       period                                     $32,261     $29,901
                                                   ======      ======

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

      SUPPLEMENTAL INFORMATION TO THE CONDENSED CONSOLIDATED STATEMENTS OF
                                   CASH FLOWS
                                   (Unaudited)

                                              Automotive and     Financing and
                                                  Other            Insurance
                                                  Six Months Ended June 30,
                                            ------------------------------------
                                                                          (As
                                                                       restated)
                                              2005     2004     2005      2004
                                              ----     ----     ----      ----
                                                    (dollars in millions)

     Net cash provided by operating
       activities                           $(2,138)   $955    $4,741    $(152)

     Cash flows from investing activities
     Expenditures for property               (2,813) (3,038)     (131)    (163)
     Investments in marketable securities
       - acquisitions                          (271)   (855)  (10,559)  (5,611)
     Investments in marketable securities
       - liquidations                         3,137   1,603     7,132    5,461
     Net change in mortgage services rights       -       -      (784)    (816)
     Increase in finance receivables              -       -    (5,970) (17,800)
     Proceeds from sales of finance
       receivables                                -       -    17,578    9,012
     Operating leases - acquisitions              -       -    (8,378)  (7,118)
     Operating leases - liquidations              -       -     3,258    3,992
     Net investing activity with Financing
       and Insurance Operations               1,000       -         -        -
     Investments in companies, net of cash
       acquired                               1,355     (53)        -       21
     Other                                     (591)    110    (1,820)     872
                                              -----   -----     -----   ------
     Net cash provided by (used in)
       investing activities                   1,817  (2,233)      326  (12,150)

     Cash flows from financing activities
     Net increase (decrease) in loans
       payable                                   46    (437)   (8,457)   2,574
     Long-term debt - borrowings                 25     756    30,415   37,028
     Long-term debt - repayments                (20)    (55)  (32,124) (30,931)
     Net financing activity with
       Automotive & Other                         -       -    (1,000)      -
     Cash dividends paid to stockholders      (570)    (564)        -       -
     Other                                        -       -     3,619    2,804
                                               ----    ----     -----   ------
     Net cash provided by (used in)
       financing activities                    (519)   (300)   (7,547)  11,475
     Effect of exchange rate changes on
       cash and  cash equivalents              (283)   (176)     (129)     (72)
     Net transactions with
       Automotive/Financing Operations          420     512      (420)    (512)
                                                ---   -----     -----    -----
     Net decrease in cash and cash
       equivalents                             (703) (1,242)   (3,029)  (1,411)
     Cash and cash equivalents at
       beginning of the period               13,148  14,424    22,845   18,130
                                             ------  ------    ------   ------
     Cash and cash equivalents at end of
       the period                           $12,445 $13,182   $19,816  $16,719
                                             ======  ======    ======   ======




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


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          --------------------------
                                          (Registrant)



Date:  July 20, 2005                 By:  /s/PETER R. BIBLE
                                     ---  -----------------
                                          (Peter R. Bible,
                                           Chief Accounting Officer)











































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